Unifi, Inc.

For the Third Quarter Ended
March 24, 2013

Conference Call
Slide Presentation
 Exhibit 99.2

 Cautionary Statement
 Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the “Company”) that are based on management’s current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, market price of the Company’s stock, restrictions imposed by the Company’s credit facility, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies’ policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

 Net Sales and Gross Profit Highlights
(Amounts in Thousands, Except Percentages)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

Year Over Year
Quarter over Quarter For The Nine Months Ended
March 24, 2013 vs. March 25, 2012 March 24, 2013 vs. March 25, 2012
Volume Price Volume Price
Net Sales:
Polyester (4.7%) (0.9%) 1.0% (2.0%)
Nylon (1.3%) (1.7%) 1.6% (2.8%)
International (9.4%) (1.0%) 9.4% (9.0%)
Consolidated (5.5%) (0.5%) 3.1% (3.9%)
For the Three Months Ended For the Nine Months Ended
March 24, 2013 March 25, 2012 March 24, 2013 March 25, 2012
Gross Profit:
Polyester $5,034 $5,859 $21,678 $11,810
Nylon 3,682 3,401 11,768 12,279
International 3,965 4,330 13,946 12,213
Consolidated $12,681 $13,590 $47,392 $36,302

Income Statement Highlights(Amounts in Thousands, Except Percentages and Per Share Amounts)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

  For the Three Months Ended
  March 24, 2013   March 25, 2012
Net sales   $168,249  100.0%    $179,037  100.0%
Gross profit   12,681  7.5%    13,590  7.6%
Selling, general and administrative expenses   11,262  6.7%    11,148  6.2%
Operating income    729  0.4%   1,917  1.1%
Interest expense   1,236     4,189
Income before income taxes   3,674  2.2%   8,171  4.6%
Net income attributable to Unifi, Inc.   1,399  0.8%   7,535  4.2%
Earnings per share (basic)   $0.07     $0.38
Weighted average shares outstanding   20,082     20,089

Income Statement Highlights(Amounts in Thousands, Except Percentages and Per Share Amounts)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

For the Nine Months Ended
  March 24, 2013   March 25, 2012
Net sales   $513,220  100.0%    $517,160  100.0%
Gross profit   47,392  9.2%    36,302  7.0%
Selling, general and administrative expenses   33,941  6.6%    32,505  6.3%
Operating income    11,417  2.2%   2,261  0.4%
Interest expense   4,041     12,791
Income before income taxes   13,398  2.6%   2,719  0.5%
Net income attributable to Unifi, Inc.   6,119  1.2%   213  0.0%
Earnings per share (basic)   $0.30     $0.01
Weighted average shares outstanding   20,091    20,088

 Equity Affiliates Highlights
 (Amounts in thousands, Except Percentages)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

  For the Three Months Ended    For the Nine Months Ended
  March 24, 2013  March 25, 2012  March 24, 2013  March 25, 2012
Earnings (Loss):
Parkdale America (34%)   $4,294    $9,719    $4,990    $14,213
Other   489    144    1,722    (47)
Total   $4,783    $9,863    $6,712    $14,166
Distributions:
Parkdale America (34%)   $7,807    $1,645    $10,031    $3,650
Other   -    500    500    500
Total   $7,807    $2,145    $10,531    $4,150

 Reconciliations of Net Income to Adjusted EBITDA (Amounts in Thousands)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

 For the Three Months Ended    For the Nine Months Ended
 March 24, 2013  March 25, 2012  March 24, 2013  March 25, 2012
Net income attributable to Unifi, Inc.  $1,399    $7,535    $6,119    $213
Provision for income taxes  2,510    861    7,959    2,940
Interest expense, net  996    3,618    3,533    11,078
Depreciation and amortization expense  6,087    6,677    18,718    19,692
  EBITDA  10,992    18,691    36,329    33,923
Non-cash compensation expense, net  570    609    1,896    2,004
Loss on extinguishment of debt  746    -    1,102    462
Loss on previously held equity interest  -    -    -    3,656
Refund of Brazilian non-income related tax  -    (9)   -    (1,488)
Operating expenses for Repreve Renewables  314    315    919    602
Other  531    513    817    737
  Adjusted EBITDA Including Equity Affiliates  13,153    20,119    41,063    39,896
Equity in earnings of unconsolidated affiliates  (4,783)   (9,863)   (6,712)   (14,166)
  Adjusted EBITDA  $8,370    $10,256    $34,351    $25,730

Working Capital Highlights(Amounts in Thousands)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

  March 24,  December 23,  June 24,
  2013  2012  2012
Receivables, net   $97,219    $88,618    $99,236
Inventory   108,749    107,101    112,750
Accounts payable   (53,561)   (38,623)   (48,541)
Accrued expenses   (11,761)   (12,162)   (14,004)
Adjusted Working Capital   $140,646    $144,934    $149,441
Adjusted Working Capital   $140,646    $144,934    $149,441
Cash   15,901    15,246    10,886
Other current assets   10,425    13,515    15,125
Accrued interest   (205)   (260)   (398)
Other current liabilities   (8,130)   (7,421)   (8,569)
Working Capital   $158,637    $166,014    $166,485

 Capital Structure(Amounts in Thousands)
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

  March 24,  December 23,  June 24,
  2013  2012  2012
Cash   $15,901    $15,246    $10,886
Revolver Availability, Net   34,199    35,447    37,122
Total Liquidity   $50,100    $50,693    $48,008
ABL Revolver   $51,300    $44,000    $51,000
ABL Term Loan   44,600    46,400    50,000
Term B Loan   -    13,800    20,515
Other   2,468    2,482    37
Total Debt   $98,368    $106,682    $121,552
Cash   15,901    15,246    10,886
Net Debt   $82,467    $91,436    $110,666
Shares Outstanding   19,542    20,104    20,090

Key Dates
 Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)

Form 10-Q for quarter ended March 24, 2013
 Filing due on Friday, May 3, 2013

Quiet period for quarter ended June 30, 2013
Begins on Friday, June 28, 2013
Extends through our Earnings Release date
Expected to be Thursday, July 25, 2013

Non-GAAP Financial Measures
Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization).  Adjusted EBITDA Including Equity Affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, loss on previously held equity interest, refund of Brazilian non-income related tax, operating expenses for Repreve Renewables, and certain other adjustments.  Such other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, restructuring and certain employee severance and healthcare expenses, and other operating or non-operating income or expense items necessary to understand the underlying results of the Company. Adjusted EBITDA represents Adjusted EBITDA Including Equity Affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates.  We present Adjusted EBITDA as a supplemental measure of our operating performance. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

 EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors’ understanding of our performance is enhanced by disclosing these performance measures.  Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal operating business; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions.  Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.  We believe that the use of EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.  We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges.  Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance.  The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations. In evaluating EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA Including Equity Affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.  EBITDA, Adjusted EBITDA Including Equity Affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
 Unifi, Inc. Third Qtr. Conf. Call April 25, 2013 (Unaudited)

 Non-GAAP Financial Measures - continued
  Each of our Adjusted EBITDA and Adjusted EBITDA Including Equity Affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
    •  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

    •  it does not reflect changes in, or cash requirements for, our working capital needs;

    •  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

    •  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA Including Equity Affiliates) measure does not reflect any cash requirements for such replacements;

    •  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

    •  it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;

    •  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

    •  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

 Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA Including Equity Affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.

Unifi, Inc.
Third Qtr. Conf. Call
April 25, 2013
(Unaudited)